Exhibit 10.2
AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANTS

BLAIZE HOLDINGS, INC.

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANTS (the “Amendment”) originally issued by Blaize Holdings, Inc., a Delaware corporation (the “Company”) on November 10, 2025 to (i) Polar Multi-Strategy Master Fund and (ii) Polar Long/Short Master Fund (each, a “Holder” and collectively, the “Holders”) for the purchase of up to 7,812,500 shares of common stock and 1,562,500 shares of common stock, respectively (the “Warrants”) is made and entered into by and between the Company and the Holders effective as of May 5, 2026 (the “Effective Date”).
WHEREAS, on November 10, 2025, the Company issued the Warrants to the Holders pursuant to the Purchase Agreement; and
WHEREAS, pursuant to the provisions of Section 5(l) of the Warrants, the parties desire to amend the terms of the Warrants to modify the Exercise Price.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings ascribed to them in the Warrant.
Section 2. Representations and Warranties.
(a)Each Holder, on the one hand, and the Company on the other, hereby represents and warrants to the other: (i) it has the full power and authority to enter into this Amendment and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or organizational action on its part; and (iii) upon execution and delivery, this Amendment will be a valid and binding obligation of such party, enforceable against such party in accordance with its terms.
(b)Each Holder hereby represents and warrants that it is the sole and unconditional record owner of its respective Warrant and neither the Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Warrant, except the Holder as the sole owner.
Section 3. Amendments to the Warrants. As of the Effective Date:
(a)The text of Section 2(b) of each Warrant is hereby deleted and replaced in its entirety with:
Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $3.00, subject to adjustment hereunder (the “Exercise Price”).
Section 4. Waiver. Each Holder hereby waives the Company’s compliance with Section 4.19 (Participation in Future Financing) of the Securities Purchase Agreement, dated as of November 12, 2026, between the Company and each Holder, in connection with the Company’s proposed public offering of common stock to occur on or about the date hereof.
Section 5. Miscellaneous.
(a)    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.
(b)Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.
(c)Continuation of the Warrant. Except as expressly modified by this Amendment, the Warrant shall continue to be and remain in full force and effect in accordance with its original terms. Any future reference to the Warrant shall be deemed to be a reference to the Warrant as modified by this Amendment.
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

BLAIZE HOLDINGS, INC.

By:     /s/ Harminder Sehmi
Name:     Harminder Sehmi
Title:    Chief Financial Officer

HOLDERS

POLAR LONG/SHORT MASTER FUND

By:     /s/ Elisabeth Summers /s/ Suraj Rammohan
Name:     Elisabeth Summers / Suraj Rammohan
Title:    General Counsel / Director, Legal

POLAR MULTI-STRATEGY MASTER FUND

By:     /s/ Elisabeth Summers /s/ Suraj Rammohan
Name:     Elisabeth Summers / Suraj Rammohan
Title:    General Counsel / Director, Legal

[Signature Page to Warrant Amendment]